DATA 443™

All Things Data Security

BUSINESS UPDATE WEBCAST
WEDNESDAY, AUGUST 12, 2020

WWW.DATA443.COM

OTC: ATDS

Safe Harbor Statement

The statements contained in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "continue," and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Data443's plans, objectives, future opportunities for Data443's services, future financial performance and operating results and any other statements regarding Data443's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions, many of which are beyond Data443's control, and which could cause actual results to differ materially from the results expressed or implied by the statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and include, without limitation, results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; anti-takeover measures in our charter documents; and, the uncertainties created by the ongoing outbreak of a respiratory illness caused by the 2019 novel coronavirus that was recently named by the World Health Organization as COVID-19. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission ("the SEC"), including under (i) "Part I, Item 1A. Risk Factors", in our Registration Statement on Form 10 filed with the SEC on January 11, 2019 and amended on April 24, 2019; and, (ii) "Part I, Item 1A. Risk Factors", in our Annual Report on Form 10-K filed with the SEC on 17 April 2020; and (iii) subsequent filings. All information provided in this release is as of July 30, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

The Data443™ logo, ClassiDocs™ logo, ARALOC™ logo and DATAEXPRESS® are registered trademarks of Data443 Risk Mitigation, Inc.

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Today's Agenda

- Business Highlights
- In-House Innovation
- Financial Position
- Industry Opportunities for Growth
- Question & Answer Session

DATA™ 443
All Things Data Security

Business Highlights

- Reported 80% increase in net billings quarter over quarter, of $869,000
- Launched new Data Center in the Raleigh-Durham Research Triangle Region (adjacent to our headquarters)
- Released Privacy Badge – an industry first, with over 500 subscribers in 2 months
- Launched first Privacy Scanner for the world's leading online video communication platform
- Secured contract renewal with the Miami Dolphins for the ARALOC Secure Sports Management Platform
- Won new contract with the Pittsburgh Steelers for the ARALOC Secure Sports Management Platform

DATA 443
All Things Data Security

In-House Innovation



Privacy Safe by DATA 443
ACTIVE
Verified: 2020-05-21
Domain: data443.com

- Customers place a Privacy Safe Badge on their website indicating they are using a Data443 product to enable Privacy Compliance services
- Updates daily with a scan date
- Clicking presents Data443 branding and short review of timeline of customer installation
- Gives prospects a sense of privacy comfort and represents a level of compliance capabilities of the client



zoom
App Marketplace
Categories
Featured
All Categories
Recordings
Sales
Scheduling
Security & Compliance
Security & Compliance
These apps help ensure that your business's content is in industry compliance and secure. These apps help protect and get transparency into your data and systems. They ensure content shared in Zoom is backed-up, archived, and secure at all times.
Data443 Chat History Scanner
By Data443 Risk Mitigation, Inc.
Theta Lake for Zoom Phone
By Theta Lake

- Effortlessly scan your recorded chat history logs for privacy, financial, security and other sensitive information types
- Test different languages and sensitive data types against recordings to detect anomalies
- Detect policy breaches by your staff or other vendors on webinars or group meetings
- Remove recordings, webinars or other content that violates policy

DATA 443
All Things Data Security

Financial Position

- Secured shareholder-friendly forbearance agreements for outstanding convertible notes
- Engaging investment banks for shareholder-friendly financings
  - Balance sheet de-leveraging
  - Acquisition funding – large deal pipeline post-COVID 19
- Concluded litigation settlement resulting in the cancellation of 2 billion (pre-split) shares
- Completed all payments related to ARALOC acquisition

Industry Opportunities for Growth

- *43% of breaches were attacks on web applications, more than double the results from last year
- *Email is the number one threat vector, where more than 90% of advanced threats are launched through email
- According to International Data Corporation's estimates, the amount of data created in the world will grow from 45 Zettabytes in 2019 to 143 Zettabytes in 2023, representing an approximately 26% CAGR, with consumer and enterprise data both growing at 26%.
- Forrester survey of global network security decision makers at enterprises found that 51% of respondents reported at least one potential data breach in the last 12 months.
- Stronger macro-environment – greater urgency for data security, compliance and classification (GDPR, CCPA)

**Verizon's Data Breach Investigations Report 2020*

DATA™ 443
All Things Data Security

Why Invest in Data443?

- Revenue, billings and bookings achieving upward momentum
- Numerous acquisition opportunities
- Ripe industry environment
- Expanded infrastructure – sales & marketing, Data Center
- Stronger macro-environment – greater urgency for data security, compliance and classification (GDPR, CCPA)
- Actively working towards de-leveraging balance sheet

DATA™ 443
All Things Data Security

Question & Answer Session

Contact Us

Investor Relations

Matthew Abenante

Strategic Investor Relations

(919)-858-6542

ir@data443.com

DATA 443

All Things Data Security